EXHIBIT 10.3


                              RETIREMENT AGREEMENT
                              --------------------


         This Retirement Agreement ("Agreement") is between Steven M. Quist ("you") and CyberOptics Corporation (the "Company"). In consideration of the mutual promises contained in this Agreement, you and the Company agree as follows:

         1.0 Employment Term. Subject to your compliance with this Agreement and with the other normal responsibilities of your employment, your employment with the Company will continue through December 31, 2002 (the "Final Employment Date"). Effective at the close of business on the Final. Employment Date, you will retire and your employment with the Company will terminate, although you may continue as a member of the Board of Directors of the Company after the Final Employment Date.

         You agree that this Agreement, and the compensation that is provided in paragraph 2.0 of this Agreement, may be terminated early by the Company in the event you breach any of your obligations under this Agreement or the Confidential Information and Inventions Agreement referred to in 5.0 below.

         2.0 Compensation. In consideration for your release contained in paragraph 7.0 below, and the agreement to provide the Company with post employment management consulting services contained in paragraph 8.0, the Company will amend, and by our mutual signatures below is amending, the option agreements listed in the attached Appendix A (the "Options") to accelerate the vesting of those Options so that they are fully vested and exercisable from and after the Final Employment Date and remain exercisable until December 31, 2004.

         You understand and agree that, because of the extension of those Options past the Final Employment Date, all of the Options will become options that are not qualified (not "incentive stock options") under Section 422 of the Internal Revenue Code and understand and agree to the tax consequences of this change.

         3.0 Forfeiture of Options Resulting From Certain Activities.

         3.1 If, at any time while the Options remain outstanding you engage in any Forfeiture Activity (as defined below), then the Options shall immediately terminate effective as of the date any such activity first occurred.

         3.2 As used herein, you shall be deemed to have engaged in a Forfeiture Activity if you (i) directly or indirectly, engage in any business activity on your own behalf or as a partner, stockholder (other than as a holder of less than 5% of the shares of a publicly traded entity), director, trustee, principal, agent, employee, consultant or otherwise of a Competitor or solicit, entice or induce any employee or representative of the Company to engage in any such activity, (ii) directly or indirectly solicit, entice or induce (or assist any other person or entity in soliciting, enticing or inducing) any customer or potential customer (or agent, employee or consultant of any customer or potential customer) with whom you had contact in the course of your employment with the Company to deal with a Competitor, or (iii) fail to hold in a fiduciary capacity for the benefit of the Company all confidential information, knowledge and data, including customer lists and information, business plans and business strategy ("Confidential

Data") relating in any way to the business of the Company for so long as such Confidential Data remains confidential. For purposes of this Section 3.2, a "Competitor" shall mean any of the companies listed in the attached Appendix B, or any subsidiary or other company controlled by a company listed in Appendix B.

         3.3 If any court of competent jurisdiction shall determine that the foregoing forfeiture provision is invalid in any respect, the court so holding may limit such covenant either or both in time, in area or in any other manner which the court determines such that the covenant shall be enforceable against you.

         4.0 Health Insurance and other Benefit Programs. In full satisfaction of the terms of your offer letter of employment, the Company will provide you with a post-retirement health insurance benefit. Through the Final Employment Date, you will be entitled to the same health and dental coverage as you have received prior to the date of this Agreement. Following the Final Employment Date, and pursuant to COBRA, you may voluntarily elect to continue group health and dental coverage, in accordance with the Company's policies for employees, for a period not to exceed eighteen (18) months. The Company will pay 100% of the cost of this coverage for you and your spouse. After your COBRA period expires, and provided that you are not eligible to participate in another employer-sponsored group medical plan, you will have the right to convert from the Group plan to an individual plan. The Company will pay you an amount equal to 100% of the cost for employee plus spouse coverage in the company's employee plan, through the month in which you turn 65 (January 2011). This payment will be made on or about April 1 of each year for the upcoming year, and will include an additional 25% to defray tax expense of the benefit. You will receive a 1099 each year reflecting this payment.

         The Company will pay for PriceWaterhouseCoopers LLP to prepare your 2002 Income Tax returns. Your participation in all other company benefit programs will cease on your Final Employment Date.

         5.0 Confidential Information. You executed a Confidential Information and Inventions Agreement with the Company, a copy of which is attached hereto as Exhibit C. Nothing in this Agreement negates or supercedes the Confidential Information and Inventions Agreement and all the provisions of the Confidential Information and Inventions Agreement which, by their terms survive the Final Employment Date and termination of your employment, continue in full force and effect and are not negated or otherwise affected by this Agreement.

         6.0 Return of Company Property. You acknowledge that, on or before the Final Employment Date, you will return all Company property in your possession, including, but not limited to, all files, memoranda, documents, records, copies of the foregoing, any Company credit card, fax machine, printer, copier, keys, access cards, and any other property of the Company in your possession, , except those applicable to directors to the extent you remain a member of the Company's Board of Directors and with the exception of any other items mutually agreed upon by you and the Company.

         7.0 Release. As an inducement to the Company to enter into this Agreement, you fully release and discharge the Company, and its predecessors, successors, assigns, subsidiaries, and affiliates, and any of such entities' respective officers, directors, employees, agents, and shareholders from all liability for damages or claims of any kind arising out of any actions, decisions, alleged omissions, or events occurring prior to your signing of this Agreement, including, but not limited to, your termination from employment, but not including any liability of the Company for indemnity with respect to your capacity as an officer of the Company through the Final Employment Date or with respect to your capacity as a director through such the date of your service as a director. You understand that this release includes claims under the Minnesota Human Rights Act, Minn. Stat. ss.ss. 363.01, et seq.; Title VII of the Civil Rights Act, 42 U.S.C. ss.ss. 2000e, et seq.; the Age Discrimination in Employment Act, 29 U.S.C. ss.ss. 621, et 5N.; and any other federal, state, or local law, rule, or regulation. You further understand that this release includes all claims that you have or may have for wrongful discharge, discrimination, breach of contract, promissory estoppel or breach of an expressed or implied promise, misrepresentation or fraud, retaliation, infliction of emotional distress, defamation, or any other common law theory of recovery, or otherwise based on any other theory, whether legal or equitable, whether developed or undeveloped, arising from or related to your employment with the Company, your termination from employment with the Company, or any other actions, decisions, alleged omissions, or events occurring prior to your signing of this Agreement.

         You agree that you will not institute any lawsuit against the Company, and its predecessors, successors, assigns, subsidiaries, and affiliates, and any of such entities' respective officers, directors, employees, agents, and shareholders, arising from or related to your employment with the Company, your termination from employment with the Company, or any other actions, decisions, alleged omissions, or events occurring prior to your signing of this Agreement (except to the extent necessary to enforce your rights to indemnity as an officer or director of the Company). You also waive the right to monetary damages or other individual legal or equitable relief awarded by any governmental agency related to any claim against the Company, and its predecessors, successors, assigns, subsidiaries, and affiliates, and any of such entities' respective officers, directors, employees, agents, and shareholders, arising from or related to your employment with the Company, your termination from employment with the Company, or any other actions, decisions, alleged omissions, or events occurring prior to your signing of this Agreement (except to the extent of your rights to indemnity). Appendix D sets forth the statutory periods during which you may consider this release and this agreement and the periods of your statutory right to rescind.

         8.0 Post Employment Consulting. You agree to provide management consulting services as requested by the Company under the terms established in the Consulting Agreement of APPENDIX E.

         9.0 Breach. If you breach any of the provisions of this Agreement, the Company shall have the right to terminate its obligations under this Agreement to you or others whose rights may derive from you.

         10.0 No Admission. This Agreement is not an admission by the Company that it has acted wrongfully or unlawfully, and the parties agree that it will not be interpreted as such.

         11.0 Governing Law. This Agreement shall be governed by the laws of the State of Minnesota. If any part of this Agreement is construed to be in violation of any law, rule, or regulation, such part shall be modified to achieve the objective of the parties to the fullest extent permitted, and the balance of this Agreement shall remain in full force and effect.

         12.0 Entire Agreement. You agree that this Agreement (including the attached Exhibits) contains the entire agreement between the parties with respect to the subject matter of this Agreement. Any modification of or addition to this Agreement must be in writing, signed by an officer of the Company and you.

         13.0 Acknowledgment. YOU AFFIRM THAT YOU HAVE READ THIS AGREEMENT. YOU ACKNOWLEDGE THAT YOU WERE PROVIDED WITH A REASONABLE AND SUFFICIENT PERIOD OF TIME TO CONSIDER WHETHER OR NOT TO ACCEPT THIS AGREEMENT PRIOR TO SIGNING THIS AGREEMENT. YOU AGREE THAT THE PROVISIONS OF THIS AGREEMENT ARE UNDERSTANDABLE TO YOU, THAT YOU HAVE ENTERED INTO THIS AGREEMENT FREELY AND VOLUNTARILY, AND THAT YOU WERE PROVIDED WITH AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY FOR ADVICE IN CONNECTION WITH THIS AGREEMENT IN WITNESS WHEREOF, the parties have executed this Agreement by their signatures below.

Dated:  13 Sept. 02                      /s/ Steven M. Quist
        ------------------------         ---------------------------------------
                                             Steven M. Quist


                                         CYBEROPTICS CORPORATION


Dated:  13 Sept. 02                      By  /s/ Steven K. Case
        ------------------------             -----------------------------------
                                         Its     Chairman
                                             -----------------------------------

                        AMENDMENT TO RETIREMENT AGREEMENT
                        ---------------------------------

         This Amendment to Retirement Agreement ("Amendment"), dated as of this 21 day of November, 2002, amends that certain Retirement Agreement dated as of September 13, 2002, by and between CyberOptics Corporation (the "Company") and Steven M. Quist ("you").

         WHEREAS, the Retirement Agreement specifies the financial arrangements that the Company will provide to you upon your separation from employment with the Company under the circumstances described therein; and

         WHEREAS, the Company has agreed to employ you on a half-time basis as its General Manager in its Portland, Oregon facility effective January 1, 2003 at an annualized pay rate of $80,000, until no later than December 31, 2003 on an at-will basis, and you have accepted such employment; and

         WHEREAS, the parties desire to amend the Retirement Agreement in the manner set forth herein.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

1.0 Paragraph 1.0 of the Retirement Agreement is hereby amended to read in its entirety as follows:

         1.0 Employment Term. Subject to your compliance with this Agreement and with the other normal responsibilities of your employment, your employment with the Company will continue until no later than December 31, 2003, or such earlier date as your employment is terminated (the "Final Employment Date"). Effective at the close of business on the Final Employment Date, you will retire and your employment with the Company will terminate, although you may continue as a member of the Board of Directors of the Company after the Final Employment Date.

                  You agree that this Agreement, and the compensation that is provided in paragraph 2.0 of this Agreement, may be terminated early by the Company in the event you breach any of your obligations under this Agreement or the Confidential Information and Inventions Agreement referred to in paragraph
                  5.0 below.

2.0 Paragraph 2.0 of the Retirement Agreement is hereby amended to read in its entirety as follows:

         2.0 Compensation. In consideration for your release contained in paragraph 7.0 below, and the agreement to provide the Company with post-employment management consulting services contained in paragraph 8.0, the Company will amend, and by our mutual signatures below is amending, the option agreements listed in the attached Appendix A (the

                  "Options") to accelerate the vesting of those Options so that they are fully vested and exercisable from and after December 31, 2002 and remain exercisable until December 31, 2004. You understand and agree that, because of the extension of those Options past the Final Employment Date, all of the Options will become options that are not qualified (not "incentive stock options") under Section 422 of the Internal Revenue Code and understand and agree to the tax consequences of this change.

3.0 This Amendment constitutes an amendment of the Retirement Agreement in conformity with and pursuant to the terms of paragraph 12.0 of the Retirement Agreement. Except as expressly amended herein, all terms set forth in the Retirement Agreement shall continue in full force and effect.

4.0 This Amendment shall be governed by the laws of the State of Minnesota. If any part of this Amendment is construed to be in violation of any law, rule, or regulation, such part shall be modified to achieve the objective of the parties to the fullest extent permitted, and the balance of this Amendment shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

Dated:  21 November 02                         /s/ Steven M. Quist
        --------------------                   ---------------------------------
                                               Steven M. Quist


                                               CYBEROPTICS CORPORATION


Dated:  21 November 02                         By  /s/ Kitty Iverson
        --------------------                       -----------------------------
                                               Its President and COO
                                                   -----------------------------